Exhibit 10.5

EXECUTION COPY

FORM OF STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the later of the two signature dates below, by and between                      (the “Seller”) and Eyeblaster, Inc., a company incorporated under the laws of the State of Delaware (the “Purchaser”).

The Seller and Purchaser may be referred to hereinafter from time to time individually as a “Party” and collectively as “Parties”.

W I T N E S S E T H:

WHEREAS, in connection with the sale by Purchaser of shares of Series A-l Convertible Preferred Stock of the Purchaser (the “Series A-1 Preferred Stock”) to Sycamore Technologies Ventures L.P. (the “Sycamore Investment”), Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller,                      shares of Common Stock, par value US$ 0.001 each, in the Purchaser (the “Shares”);

WHEREAS, Seller acknowledges that immediately prior to the closing of the Sycamore Investment (the “Closing”) and the transactions contemplated under this Agreement, all shares of preferred stock of the Purchaser (including shares of preferred stock of the Purchaser owned by Seller) will be converted into shares of common stock of Eyeblaster Inc. on a one for one basis;

WHEREAS, Seller acknowledges that it received all information that Seller considers necessary or appropriate to enable the Seller to decide whether to enter into this Agreement and to consummate the transaction contemplated herein;

WHEREAS, Seller acknowledges that it is the sole record owner of the Shares; and

WHEREAS, Seller acknowledges that it has all requisite power to enter into and perform this Agreement, and Seller further acknowledges that it has taken all necessary corporate action on the part of the Seller, its respective directors and stockholders, necessary for the authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transaction contemplated herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is hereby agreed as follows:

SECTION 1 – THE TRANSACTION

Repurchase of Shares

1.1 By executing this Agreement and the Irrevocable Stock Power & Transfer Deed attached hereto as Exhibit A, Seller is hereby selling to Purchaser, and Purchaser is hereby purchasing from Seller, the Shares which are free of any third party preemptive or similar rights, and free and clear of any mortgages, liens, pledges, charges, security interests or any other third party rights (other than any third party rights under the existing Stockholders’ Agreement dated December 23, 2003 between, inter alia, the Seller and the Purchaser (the “Stockholders’ Agreement”), to the extent applicable), at a price per share equal to US$14.50 totaling an aggregate amount of US$                      (the “Consideration”).

1.2 Upon the later of: (i) five (5) business days following the Closing, and (ii) the receipt by Purchaser of the original certificate(s) representing the Shares, duly endorsed or accompanied by duly executed stock power(s) or, in the event such original certificate has been lost, destroyed or is otherwise unavailable for delivery, the lost stock affidavit in the form attached hereto as Exhibit B, Purchaser shall transfer the Consideration to Seller, by wire transfer in U.S. Dollars to Seller’s bank account detailed in Exhibit C hereto. The payment of the Consideration shall be subject to any deduction or withholding required under any applicable law, and any amounts so deducted or withheld shall be treated for all purposes under this Agreement as having been paid to the Seller by the Purchaser. The stock certificate(s) or the lost stock affidavit, as the case may be, will be delivered by Seller to Purchaser by an internationally recognized overnight courier prepaid to either of the following addresses: Eyeblaster, Ltd. POBox 2041, Ra’anana, 43100 Israel or Eyeblaster, Inc., 135 West 18th Street, 5th Floor New York, NY 10011.

1.3 Purchaser hereby represents and warrants to Seller, as follows:

(a) Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all requisite corporate and stockholder action of Purchaser and its stockholders and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equitable principles.

(b) The authorization, issuance, sale and delivery of the shares of common stock of Purchaser (the “Common Shares”) to be issued upon the conversion of the preferred shares held by Seller have been duly authorized by all requisite corporate and stockholder action on the part of Purchaser and its stockholders. As of the closing of the transactions contemplated herein, the Common Shares are, and upon their issuance in accordance with the provisions of the Restated Certificate shall be, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of the shareholders of Purchaser (other than third party rights under the stockholders’ agreement to be entered into between Purchaser and certain of its stockholders on or before the Closing).

(c) No consent, approval or authorization of, or declaration to or filing with (including pursuant to any federal or state securities laws), any person is required for the valid authorization, execution and delivery by Purchaser of the Agreement or for its consummation of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the Common Shares, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be. There are no blue sky filings required in connection with the transactions contemplated hereby.

(d) Purchaser shall not repurchase any shares of its capital stock pursuant to the repurchase transactions contemplated under the Series A-1 Securities Purchase Agreement between Purchaser and certain parties dated April 16, 2007, at a per share price greater than $14.50.

1.4 Seller hereby represents and warrants to Purchaser, as follows:

(a) Seller is the sole lawful owner, beneficially and of record, of the Shares, and upon the consummation of the transactions contemplated in this Agreement, Purchaser will acquire from Seller, good and marketable title to such Shares free and clear of all liens, charges, encumbrances, debt, restrictions, rights, claims, options to purchase, proxies, voting trusts and other voting agreements, calls and commitments of any kind (but, to the extent applicable, subject to the Stockholders’ Agreement).

(b) As of the consummation of the transactions contemplated in this Agreement, Seller has full and unrestricted legal right, power and authority to enter into and perform all of its obligations under this Agreement, and to sell and transfer the Shares to Purchaser as provided herein. This Agreement, when executed and delivered by or on behalf of Seller, shall constitute the valid and legally binding obligation of Seller, legally enforceable against Seller in accordance with its terms.

(c) Seller undertakes to perform all reasonably required actions, at Purchaser’s expense, under the Purchaser’s organizational documents such that, immediately prior to the Closing, all shares of preferred stock of the Purchaser owned by Seller shall be converted into shares of common stock of the Purchaser on a one for one basis

1.5 The Parties acknowledge and confirm that other than the Shares and                      shares of Common Stock, par value US$ 0.001 each, of Purchaser, Seller holds no other type of securities of Purchaser.

SECTION 2 - Miscellaneous

2.1 Closing of the Sycamore Transaction; Termination. The Parties agree that the conversion of the Shares and the repurchase of the Shares by Purchaser, as contemplated in this Agreement, is subject to, and conditioned by, the consummation of the Closing. In the event that the Closing is not consummated by May 15, 2007 this Agreement shall immediately expire and have no further force or effect.

2.2 Governing Law; Jurisdiction. The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of Delaware. Any and all disputes which may arise between the Parties as a result of or in connection with this Agreement, its interpretation, performance or breach shall be brought and enforced in the courts of the state of Delaware.

2.3 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties; provided, however, that no party may assign its rights hereunder without the prior written consent of the other Parties.

2.4 Entire Agreement; Amendment. This Agreement, including its preamble and exhibits, and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof and supersede all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by all the Parties.

2.5 Notices. All notices and other communications required or permitted to be given or sent hereunder shall be in writing and shall be deemed to have been sufficiently given or delivered for all purposes if mailed by registered airmail, transmitted by facsimile, or delivered by hand to the Parties’ respective addresses set forth in the signature page hereto. All notices sent by registered mail shall be deemed to have been received within seven (7) business days of posting. If delivered by hand, upon their delivery.

2.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy upon any breach or default under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default.

2.7 Waiver of Default. No waiver with respect to any breach or default in the performance of any obligation under the terms of this Agreement shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature. Any waiver, permit, consent or approval of any kind or character shall be effective only if made in writing and only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by virtue of law or otherwise afforded to any holder, shall be cumulative and not alternative.

2.8 Rights; Severability. If any provision of this Agreement is held by an arbitrator or a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such an arbitrator or court of competent jurisdiction.

2.9 Expenses. Each part shall pay its own expenses, including legal expenses in connection with the transaction contemplated by this Agreement.

2.10 Titles and Subtitles. The title of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.11 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same instrument. The Parties may execute this Agreement via facsimile.

IN WITNESS WHEREOF, the Patties have executed this Stock Purchase Agreement as of the date first above-mentioned.

Seller:	Purchase:

Eyeblaster, Inc.

By:	By:	Gal Trifon / Nir Yaron
CEO COO
Address:	Address:	135 West 18th Street,
New York, New York 10011 United States of America
Date:	Date:

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